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                                                                   Exhibit 10.11

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                      China Life Insurance Company Limited


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                           CORPORATE PLACING AGREEMENT

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                           Dated 5th December, 2003


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1.  Definitions and Interpretation. .....................................     2

2.  Investment. .........................................................     4

3.  Conditions. .........................................................     5

4.  Closing. ............................................................     5

5.  Restrictions on Disposals by the Investor. ..........................     5

6.  Acknowledgments. ....................................................     6

7.  Representations and Warranties of the Investor. .....................     8

8.  Representations and Warranties of the Company .......................     9

9.  Investor's Covenants. ...............................................    10

10. Confidentiality and No Announcement .................................    12

11. Expenses ............................................................    13

12. Miscellaneous. ......................................................    13

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     THIS CORPORATE PLACING AGREEMENT (this "Agreement") is made as of the 5th day of December, 2003, by and among:


1. China Life Insurance Company Limited, a joint stock limited company organized and existing under the laws of the People's Republic of China whose registered office is at 16 Chaowai Avenue, Chaoyang District, Beijing 100020, the People's Republic of China and whose place of business in Hong Kong is at 18th Floor, C.L.I. Building, 313 Hennessy Road, Wanchai, Hong Kong (the "Company");

2. Chow Tai Fook Nominee Limited, a company organized and existing under the laws of Hong Kong whose principal office is at 31st Floor, New World Tower, 16-18 Queen's Road Central, Hong Kong (the "Investor");

3. China International Capital Corporation Limited whose principal office is at 28th Floor, China World Tower 2, No. 1, Jian Guo Men Wai Avenue, Beijing 100004, the People's Republic of China ("CICC");

4. Citigroup Global Markets Asia Limited whose principal office is at 20th Floor, Three Exchange Square, Central, Hong Kong ("Citigroup");

5. Credit Suisse First Boston (Hong Kong) Limited whose principal office is at 45th Floor, Two Exchange Square, Central, Hong Kong ("CSFB"); and

6. Deutsche Bank AG, Hong Kong Branch, whose principal office is at 55th Floor, Cheung Kong Center, 2 Queen's Road Central, Hong Kong ("DB", together with CICC, Citigroup and CSFB are hereinafter referred to as the "Joint Global Coordinators").

RECITALS

     WHEREAS, the Company is proposing to obtain a listing for its Overseas Listed Foreign-invested Ordinary Shares with a par value of RMB1.00 each ("Shares") on The Stock Exchange of Hong Kong Limited (the "SEHK"), and for American Depositary Shares representing Shares ("ADSs") on the New York Stock Exchange, by way of a global offering (the "Global Offering") of Shares and ADSs including:

     (i) a public offering by the Company and China Life Insurance (Group) Company, a state-owned enterprise organized and existing under the laws of the People's Republic of China and the controlling shareholder of the Company (the "Parent"), of Shares for subscription and purchase to members of the public in Hong Kong (the "Hong Kong Public Offering");

     (ii) an offering of ADSs (which may, at the option of investors, be delivered in the form of Shares) by the Company and the Parent to investors outside the United States and Canada and to professional and institutional investors in Hong Kong (other than to members of the public in Hong Kong) (the "International Offering"); and

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     (iii) a registered public offering of ADSs by the Company and the Parent in the United States and a private placement in Canada (which may, at the option of investors, be delivered in the form of Shares) (the "US Offering").

     WHEREAS, the Investor wishes to make a significant equity investment in the Company subject to the conditions and according to the terms set out in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth the parties hereto agree as follows:

1.   Definitions and Interpretation.

     1.1  In this Agreement:

          "ADSs" has the meaning set forth in the Recitals.

          "Agreement" has the meaning set forth in the Preamble.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Hong Kong are authorized or permitted by law to close.

          "Closing Date" has the meaning set forth in Section 4.

          "Company" has the meaning set forth in the Preamble.

          "Competitor" has the meaning set forth in Section 9.3.

          "Delivery Date" has the meaning set forth in Section 4.

          "evaluation material" has the meaning set forth in Section 6.1(f).

          "Global Offering" has the meaning set forth in the Recitals.

          "Hong Kong Public Offering" has the meaning set forth in the Recitals.

          "International Offering" has the meaning set forth in the Recitals.

          "Investor Shares" has the meaning set forth in Section 2.2 or 2.3, as the case may be.

          "Investor Subsidiary" has the meaning set forth in Section 2.1.

          "Investor" has the meaning set forth in the Preamble.

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          "IPO Price" has the meaning set forth in Section 2.2 or 2.3, as the case may be.

          "Joint Global Coordinators" has the meaning set forth in the Preamble.

          "Listing Rules" has the meaning set forth in Section 7.1(g).

          "Lockup Period" has the meaning set forth in Section 5.1.

          "NASD" has the meaning set forth in Section 7.1(h).

          "Parent" has the meaning set forth in the Recitals.

          "Relevant Shares" has the meaning set forth in Section 5.3.

          "Securities Act" means the United States Securities Act of 1933, as amended.

          "SEHK" has the meaning set forth in the Recitals.

          "Shares" has the meaning set forth in the Recitals.

          "US Offering" has the meaning set forth in the Recitals.

     1.2  In this Agreement:

          (a) references to "sections" and the "schedules" are to sections of and the schedules to this Agreement;

          (b) headings are for convenience only and shall not affect the construction of this Agreement;

          (c) the schedules form an integral part of this Agreement and any reference to this Agreement shall include the schedules; and

          (d) the term "subsidiary" has the meaning ascribed to it in the Companies Ordinance (Chapter 32 of the Laws of Hong Kong); and

          (e) the term "affiliate" of a company means any entity directly or indirectly controlling or controlled by or under the direct or indirect common control with such company, "control" for purpose of this definition being taken to mean direct or indirect ownership of at least 50% of the voting rights of the relevant entity.

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2.   Investment.

     2.1 The Investor will acquire the Investor Shares at the IPO Price under and as part of the International Offering, through the Joint Global Coordinators or their affiliates in their capacity as underwriters of the relevant portion of the International Offering. The Investor may elect by notice in writing issued to the Joint Global Coordinators not later than two Business Days prior to the Closing Date to acquire the Investor Shares through a direct or indirect wholly-owned subsidiary of the Investor that is not a U.S. Person (as defined in Rule 902 of Regulation S under the Securities Act) (the "Investor Subsidiary") in which case (a) the agreements, undertakings, representations and warranties, acknowledgments and confirmations given or made by the Investor in this Agreement shall be deemed to be given by the Investor for itself and on behalf of the Investor Subsidiary and (b) the rights and benefits granted under this Agreement to the Investor shall be granted to and shall be exercisable by the Investor or the Investor Subsidiary.

     2.2 For the purposes of this Agreement, (a) the "Investor Shares" means such number of Shares offered by the Company in the International Offering (including Shares issued or sold in the form of ADSs) equal to the maximum number of Shares that may be purchased with US$100 million at the IPO Price, rounded down to the nearest whole number; and (b) the "IPO Price" means the price per Share at which Shares are acquired by investors under the International Offering, expressed in Hong Kong dollars, and determined as referred to in Section 6.1(a). The exchange rate between Hong Kong dollars and U.S. dollars shall be such rate as set forth on the cover page of the final offering circular for the International Offering.

     2.3 Notwithstanding the provisions of Section 2.2, the Investor may by notice in writing issued to the Joint Global Coordinators not later than five Business Days prior to the due date for payment referred to in Section 4 elect on behalf of itself or the Investor Subsidiary, as the case may be, to receive such number of ADSs as represent the aforementioned number of Shares (rounded down to the nearest whole number of ADSs), in which case "Investor Shares" means the number of ADSs so determined and the "IPO Price" means the price per ADS at which ADSs are acquired by investors under the International Offering, expressed in US dollars, and determined as referred to in Section 6.1(a).

     2.4 The number of Investor Shares to be acquired by the Investor under this Agreement will not be affected by any re-allocation of Shares between the International Offering and the Hong Kong Public Offering in the event of over-subscription under the Hong Kong Public Offering.

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3.   Conditions.

     The Investor's agreement in Section 2 (and the right of the Investor or the Investor Subsidiary to acquire the Investor Shares) is conditional upon the underwriting agreements covering each of the Hong Kong Public Offering, the International Offering and the US Offering being entered into by and among the Company, the Parent and the respective underwriters by not later than December 15, 2003 and having become effective and the obligations of such underwriters under the respective underwriting agreements having become unconditional and not having been terminated (in accordance with their respective original terms or as subsequently varied by agreement of the relevant parties) by no later than December 18, 2003. The Company and the Joint Global Coordinators will take steps to ensure that the Global Offering is duly completed but there can be no guarantee of this and no liability to the Investor or the Investor Subsidiary will arise if the Global Offering is not duly completed for any reason.

4.   Closing.

     Subject to Section 3, settlement of the purchase of the Investor Shares will take place contemporaneously with settlement of the International Offering. Payment for the Investor Shares shall be made to the Joint Global Coordinators on the same day as payment is required from other investors which acquire Shares or ADSs, as the case may be, under the International Offering through the Joint Global Coordinators or their affiliates in their capacity as underwriters of the relevant portion thereof (the "Closing Date"). Delivery of the Investor Shares to the Investor or the Investor Subsidiary, as the case may be, shall be made through Hong Kong Securities Clearing Company Limited for the account of the Investor or the Investor Subsidiary, as the case may be, or if the Investor has elected to take ADSs pursuant to Section 2.3, through the facilities of The Depositary Trust Company for the account of the Investor or the Investor Subsidiary, as the case may be, on the date notified to the Investor by the Joint Global Coordinators, which shall not be later than 31 days after the date of pricing as referred to in Section 6.1(a), but otherwise on the same date (the "Delivery Date") and basis on which Shares or ADSs, as the case may be, are delivered to other investors which acquire Shares or ADSs, as the case may be, through the Joint Global Coordinators or their affiliates under the International Offering (or in any other manner which the Company, the Joint Global Coordinators and the Investor may agree).

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5.   Restrictions on Disposals by the Investor.

     5.1 The Investor agrees that without the prior written consent of the Company and the Joint Global Coordinators, it will not, at any time during the period of 12 months following the date of commencement of dealings in the Shares on the SEHK (the "Lockup Period"), directly or indirectly dispose of any of the Relevant Shares. After the expiration of the Lockup Period, the Investor shall be free to dispose of any Relevant Shares, provided that the Investor shall use all reasonable endeavors to ensure that any such disposal does not create a disorderly or false market and is otherwise in compliance with the Securities Act and the Securities and Futures Ordinance of Hong Kong.

     5.2 Notwithstanding Section 5.1, the Investor may freely transfer all or part of the Relevant Shares to a direct or indirect wholly-owned subsidiary of the Investor during the Lockup Period, provided that (a) such subsidiary shall first give a written undertaking in favor of the Company and the Joint Global Coordinators agreeing to be bound by the Investor's obligations under this Agreement, including but without limitation to the obligations set out in Section 5.1, prior to such transfer, and (b) if such subsidiary is about to or will cease to be qualified as a direct or indirect wholly-owned subsidiary of the Investor, such subsidiary shall (and the Investor shall procure such subsidiary shall), before ceasing to be so qualified, ensure that its entire interest in any such Relevant Shares is fully and effectively transferred to the Investor or a direct or indirect wholly-owned subsidiary of the Investor.

     5.3  For the purpose of this Section 5:

          "dispose of" or "disposal" includes selling, mortgaging, creating, transferring or otherwise howsoever disposing of any legal or beneficial interest (including by the creation of an option) in Relevant Shares; and

          "Relevant Shares" mean the Investor Shares and any shares or other securities of the Company which are derived from the Investor Shares, including any convertibles, equity-linked securities and derivatives with underlying assets being the Investor Shares (pursuant to any rights issue, capitalization issue, capital reorganization or otherwise) whether such other transaction is to be settled by delivery of the Relevant Shares in cash or otherwise.

6.   Acknowledgments.

     6.1  The Investor acknowledges and confirms that:

          (a) the IPO Price is to be fixed by agreement between the Company, the Parent and the Joint Global Coordinators (on behalf of the several underwriters) following, and on the basis of, an international "roadshow" and "book building" process;

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          (b)  this Agreement and the relationship and arrangements between the parties contemplated by this Agreement will be required to be described in public offering documentation and other marketing materials for the Global Offering and, specifically, this Agreement will be a material contract required to be filed with regulatory authorities and/or made available for public inspection in connection with the Global Offering;

          (c) at or around the time of entering into this Agreement, the Company may have entered into, or proposes to enter into, agreements with one or more other corporate or strategic investors;

          (d) the Investor Shares have not been and will not be registered under the Securities Act or with any state securities regulator of the United States and may not be offered, resold, pledged or otherwise transferred except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act;

          (e) this Agreement and the term sheet relating thereto do not, collectively or separately, constitute an offer of securities for sale in the United States;

          (f) without prejudice to the representations and warranties of the Company set forth herein, neither the Company, the Parent, the Joint Global Coordinators, nor any of their respective affiliates, representatives or advisers have made, or make, any representation or warranty as to the accuracy or completeness of any information or material concerning the Company and/or the Parent (whether prepared by the Company, the Parent, the Joint Global Coordinators, or their respective affiliates, representatives or advisers or otherwise) furnished to the Investor by or on behalf of the Company or the Parent on or before the date hereof (collectively "evaluation material"), and none of the Company, the Parent, the Joint Global Coordinators and their respective affiliates, representatives or advisers has or will have any liability to the Investor or the Investor Subsidiary or any of their affiliates, representatives or advisers resulting from their use of the evaluation material;

          (g) the Investor has not relied, and will not be entitled to rely, on any legal opinion or other advice given by legal counsel to the Company or the Parent or legal counsel to the Joint Global Coordinators and underwriters in connection with the Global Offering, and has taken its own independent advice to the extent it has considered necessary or appropriate; and

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          (h)  subject to Section 2.4, (i) the number of Shares and ADSs comprising the Global Offering or any part thereof, and (ii) the ratio of Shares and ADSs to be offered by the Company and the Parent respectively under the Global Offering or any part thereof, will be subject to change or adjustment as may be agreed among the Company, the Parent and the Joint Global Coordinators or, where applicable, pursuant to the underwriting agreements covering each of the Hong Kong Public Offering, the International Offering and the US Offering being entered into by and among the Company, the Parent and the respective underwriters.

7.   Representations and Warranties of the Investor.

     7.1  The Investor hereby represents and warrants to the Company as follows:

          (a) the Investor has been duly incorporated as a limited liability company and is validly existing under the laws of Hong Kong;

          (b) the Investor has the right, power and authority to (and has taken all actions required, including but not limited to, the obtaining of all necessary governmental or regulatory approvals and consents from third parties, in order to) execute and deliver this Agreement, perform its obligations hereunder, and enter into and carry out the transactions contemplated hereby;

          (c) this Agreement has been duly authorized, executed and delivered by the Investor and constitutes a valid, legal and binding obligation of the Investor enforceable against the Investor in accordance with its terms;

          (d) the Investor is purchasing the Investor Shares for investment purposes without a view to making distribution of any of the Investor Shares purchased by it hereunder;

          (e) the Investor is not, and any Investor Subsidiary designated pursuant to Section 2.1 will not be, a U.S. Person (as defined in Rule 902 of Regulation S under the Securities Act) and the Investor or the Investor Subsidiary will acquire the Investor Shares in an offshore transaction in reliance on Regulation S under the Securities Act;

          (f) the Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Investor Shares, and has received all the information it considers necessary or appropriate for deciding whether to purchase the Investor Shares;

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          (g)  this Agreement does not constitute a "connected transaction" from the Investor's perspective under the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the "Listing Rules"), notwithstanding any relationship between the Investor and any other party or parties which may be entering into (or have entered into) any other agreement or agreements referred to in Section 6.1(c);

          (h) the Investor does not, directly or indirectly, own more than 5 percent of the outstanding common stock (or other voting securities) of any member of the National Association of Securities Dealers, Inc. ("NASD") or a holding company for a NASD member, and is not otherwise a "restricted person" for the purposes of the Free-Riding and Withholding Interpretation of NASD; and

          (i) its acquisition of and investment in the Investor Shares complies with the provisions of paragraph 5 of Appendix 6 (Placing Guidelines for Equity Securities) to the Listing Rules.

8.   Representations and Warranties of the Company.

     8.1  The Company represents and warrants to the Investor as follows:

          (a) the Company has been duly incorporated as a joint stock company with limited liability and is validly existing under the laws of the People's Republic of China;

          (b) the Company has the right, power and authority to (and has taken all actions required, including but not limited to, the obtaining of all necessary governmental or regulatory approvals and consents from third parties, in order to) execute and deliver this Agreement, perform its obligations hereunder, and enter into and carry out the transactions contemplated hereby;

          (c) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company enforceable against the Company in accordance with its terms;

          (d) each of the Investor Shares issued by the Company in accordance with the term of this Agreement will have been duly and validly authorized and issued and credited as fully paid, and will be free from any mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third party right or interest, other encumbrance or security interest of any kind, including, without limitation, a title transfer or retention arrangement having similar effect;

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          (e)  each of the Investor Shares will, when acquired by the Investor, rank pari passu in all respects to the other Shares or ADSs, as the case may be, comprised in the Global Offering and will conform in all material respects to the description of the Shares or ADSs (as the case may be) contained in the final offering circular for the International Offering issued by the Company; and

          (f) the Company is a "foreign issuer" (as defined in Regulation S under the Securities Act) and neither the Company, nor the Parent, nor any of its affiliates, nor any person acting on its or their behalf has engaged in any "directed selling efforts" (as defined in Regulation S under the Securities Act) with respect to the Investor Shares.

9.   Investor's Covenants.

     9.1 The Investor shall not, without the prior written consent of the Company and the Joint Global Coordinators, whether directly or indirectly, at any time during the period of 12 months following the date of commencement of dealings in the Shares on the SEHK, itself or with any person deemed to be acting in concert with (as defined in the Hong Kong Codes on Takeovers and Mergers and Share Repurchases) the Investor and their respective associates (as defined in the Listing Rules) acquire any interest in any additional Shares or ADSs, securities convertible into Shares or ADSs or any other equity securities of the Company.

     9.2 The Investor shall not, without the prior written consent of the Company, directly or indirectly, itself or with any person deemed to be acting in concert with (as defined in the Hong Kong Codes on Takeovers and Mergers and Share Repurchases) the Investor and their respective associates (as defined in the Listing Rules) hold more than 9.9% of the Company's share capital (including at their then current conversion ratios securities convertible at the option of the holder into the share capital of the Company) provided nothing herein shall prohibit the Investor, any person deemed to be acting in concert with it and their respective associates from accepting a general offer within the ambit of the HK Codes as referred. In the event that, for any reason, the Investor's shareholding increases to above 9.9% of the Company's share capital (including at their then current conversion ratios securities convertible at the option of the holder into the share

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               capital of the Company), the Investor shall, within five Business
               Days from the date of such increase, dispose of such number of Shares as shall reduce its shareholding to 9.9% or less of the Company's share capital (including at their then current conversion ratios securities convertible at the option of the holder into the share capital of the Company).

          9.3 Without the prior written consent of the Company, the Investor shall not effect (or cause to be effected) any block trade, private sale or any other form of placing of all or any of the Relevant Shares which shall result in any such Relevant Shares being acquired directly or indirectly by a Competitor of the Company, provided that nothing in this Section shall prohibit the Investor from disposing of the Relevant Shares on the SEHK or the New York Stock Exchange or otherwise in the open market or through placing agents to persons not selected by the Investor and which are not known by the Investor (having made reasonable enquiries) to be a Competitor of the Company. For purposes of this Section 9.3, a "Competitor" of the Company is a person engaged, directly or through a subsidiary or affiliate, in the life, health or accident insurance business in the People's Republic of China.

          9.4 In order to facilitate after-market stabilization, the Investor shall enter into a stock borrowing agreement with the Joint Global Coordinators containing customary terms and conditions, pursuant to which the Investor shall agree to lend to the Joint Global Coordinators Investor Shares purchased by it, upon request from the Joint Global Coordinators and subject to the conditions and according to the terms of the stock borrowing agreement, at any time during the period of 30 calendar days following the date of commencement of dealings in the Shares on the SEHK.

          9.5 The Investor acknowledges that it has received (and may receive) information that may constitute material, non-public information in connection with its investment in (and holding of) the Investor Shares, and shall not (and shall use its best efforts to ensure that its affiliates, associates, directors, officers, employees, advisers or representatives, or their respective affiliates or associates do not) purchase, sell or otherwise trade, directly or indirectly, in the Shares, convertibles, derivatives or other securities of the Company in a manner that could result in any violation of the securities laws or regulations of the United States, Hong Kong, the People's Republic of China or any other jurisdiction.

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          9.6  The Investor shall not, and shall not permit any of its associates (as such term is defined in the Listing Rules) to, apply for Shares in the Hong Kong Public Offering, except where the Investor or its associate (as such term is defined in the Listing Rules) is acting as a nominee for its customer.

10.  Confidentiality and No Announcement

          10.1 Prior to the official public filing with the United States Securities and Exchange Commission of an amendment to the Company's Registration Statement for the Global Offering disclosing the investment by the Investor hereunder, the parties shall keep confidential the subject matter and the terms of this Agreement save with the prior written consent of the parties, except (a) for any disclosure or announcement by the Company which may be required under the Securities Act or the Listing Rules (but only after prior consultation, if practicable, with the Investor with respect to the form, content and timing of any such disclosure or announcement); (b) for any disclosure or announcement by the Investor which may be required by any other stock exchange on which securities issued by the Investor or any of its affiliates are listed or traded (but only after such prior consultation as is practicable in the circumstances with the Company and the Joint Global Coordinators with respect to the form, content and timing of any such announcement); (c) as may be required by applicable law or regulation (in which case, the relevant party making the announcement shall notify and obtain the consent of the other parties hereto to the extent reasonably practicable in the circumstances); or (d) as may be agreed by the Company, the Joint Global Coordinators and the Investor (such agreement not to be unreasonably withheld or delayed).

          10.2 The Investor and its affiliates shall not make, dispatch or issue any public announcement or communication which relates to the subject matter or the terms of this Agreement or which contains reference(s) to the Company or the Global Offering save with the prior written consent of the Company and the Joint Global Coordinators, except (a) for any disclosure or announcement by the Investor which may be required by any stock exchange on which securities issued by the Investor or any of its affiliates are listed or traded (but only after such prior consultation as is practicable in the circumstances with the Company and the Joint Global Coordinators with respect to the form, content and timing of any such announcement) or (b) as may be required by applicable law or regulation (in which case, the Investor shall notify and obtain the consent of the Company and the Joint Global Coordinators to the extent practicable in the circumstances).

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11.  Expenses

     Each of the parties shall bear its own costs (including legal and other professional fees) and out-of-pocket expenses in connection with preparation, negotiation, execution of this Agreement and the term sheet related thereto.

12.  Miscellaneous.

     12.1 Unless otherwise notified by the relevant parties, all notices delivered hereunder shall be in writing and may be delivered by hand or given by facsimile to the parties at their addresses for notices specified in Schedule 1, or at such other address as any party may have specified by notice to the other parties pursuant to this
           Section 12.1. Any notice delivered by hand shall be deemed to have been received when physically received by the person referred to in
           Section 12.1. Any notice served by facsimile machine shall be deemed to have been served on receipt of confirmation of successful transmission if (a) within one hour after the successful transmission of the facsimile, oral notice of such facsimile is provided to the addressee (whether through voice mail or actual conversation); and
           (b) such transmission is followed within 24 hours by posting a copy of such facsimile and confirmation to the addressee by air-mail, postage prepaid, or by internationally recognized courier service.

     12.2 This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants in respect of the subject matter hereof except as specifically set forth herein or therein. The warranties, representations and covenants of the Company and of the Investor contained in or made pursuant to this Agreement shall survive the execution and performance of this Agreement and the closing of the Global Offering.

     12.3 This Agreement may not be amended or varied without the prior written consent of the parties hereto.

     12.4 Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors. The Investor may not assign any of its rights under this Agreement except as contemplated by Section 2.1.

     12.5 This Agreement shall be governed by and construed under the laws of Hong Kong Special Administrative Region of the People's Republic of China, without giving effect to the principles of conflicts of law thereof.

     12.6 Each of the parties hereto agrees that any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved exclusively by arbitration at the Hong Kong International Arbitration Centre in accordance with its Arbitration Rules. Any decision or award of the arbitral tribunal shall be final and binding upon all parties to the arbitration proceeding. In furtherance of the foregoing submission to arbitration, each of the parties hereto irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby. The language to be used in the arbitration proceedings shall be English.

     12.7 (a) The Investor appoints Mr. Michael Pei of 33rd Floor, New World Tower I, 16-18 Queen's Road Central, Hong Kong as its authorized agent for accepting service of all legal process arising out of or in connection with this Agreement and service on such agent shall be deemed, for all purposes, to be due and effective service on the Investor. If for any reason such agent ceases to be the Investor's agent for the service of process, the Investor shall forthwith appoint a replacement agent for the service of process in Hong Kong acceptable to all other parties hereto and deliver to each other party a copy of the replacement agent's acceptance of such appointment within 7 Business Days.

           (b)  CICC appoints China International Capital Corporation (Hong
                Kong) Limited of Suite 2307, 23rd Floor, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong as its authorized agent for accepting service of all legal process arising out of or in connection with this Agreement and service on such agent shall be deemed, for all purposes, to be due and effective service on CICC. If for any reason such agent ceases to be CICC's agent for the service of process, CICC shall forthwith appoint a replacement agent for the service of process in Hong Kong acceptable to all other parties hereto and deliver to each other party a copy of the replacement agent's acceptance of such appointment within 7 Business Days.

     12.8 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS whereof, each of the parties has caused this Agreement to be duly executed by its duly authorized signatory as of the date first set forth above.

CHINA LIFE INSURANCE COMPANY LIMITED


By: ________________________
Name:
Title:


CHOW TAI FOOK NOMINEE LIMITED


By: ________________________
Name:
Title:


CHINA INTERNATIONAL CAPITAL CORPORATION LIMITED


By: ________________________
Name:
Title:


CITIGROUP GLOBAL MARKETS ASIA LIMITED


By: ________________________
Name:
Title:


CREDIT SUISSE FIRST BOSTON (HONG KONG) LIMITED


By: ________________________
Name:
Title:


DEUTSCHE BANK AG, HONG KONG BRANCH


By: ________________________
Name:
Title:

SCHEDULE 1

                              ADDRESSES FOR NOTICES

     If to the Company:

     16, Chaowai Avenue
     Chaoyang District
     Beijing, 100020
     People's Republic of China
     Facsimile: (8610) 6617 2189
     Telephone: (8610) 6611 6716
     For the attention of Wang Sidong

     With a copy to:

     Debevoise & Plimpton
     2202 Jin Mao Tower
     88 Century Boulevard
     Shanghai 200121
     People's Republic of China
     Facsimile: (8621) 5047-1600
     Telephone: (8621) 5047-1800
     For the attention of Li Li

     If to Investor:

     Chow Tai Fook Nominee Limited
     31st Floor, New World Tower I
     16-18 Queen's Road Central
     Hong Kong
     Facsimile: (852) 2810 4297
     Telephone: (852) 2524 3166
     For the attention of Mr. Wat Chung Wing

     With a copy to:

     Mr. Michael Pei
     33rd Floor, New World Tower
     I 16-18 Queen's Road Central
     Hong Kong
     Facsimile: (852) 2537 6701
     Telephone: (852) 2844 3186

     If to the Joint Global Coordinators:

     China International Capital Corporation Limited
     Suite 2307, 23rd Floor
     One International Finance Centre
     1 Harbour View Street
     Central, Hong Kong
     Facsimile: (852) 2872 2100
     Telephone: (852) 2872 2000
     For the attention of: Susan Li/Zhaohui Huang

     Citigroup Global Markets Asia Limited
     20th Floor, Three Exchange Square
     Central, Hong Kong
     Facsimile: (852) 2501 8225
     Telephone: (852) 2501 2000
     For the attention of Equity Capital Markets

     Credit Suisse First Boston (Hong Kong) Limited
     45/F, Two Exchange Square
     8 Connaught Place
     Central, Hong Kong
     Facsimile: (852) 2101 7721
     Telephone: (852) 2101 6000
     For the attention of Legal & Compliance Department

     Deutsche Bank AG, Hong Kong Branch
     55/F Cheung Kong Center
     2 Queen's Road Central, Hong Kong
     Facsimile: (852) 2203 7202
     Telephone: (852) 2203 8888
     For the attention of Equity Capital Markets

     With a copy to:

     Skadden, Arps, Slate, Meagher & Flom LLP
     30/F Tower Two, Lippo Centre
     89 Queensway, Central, Hong Kong
     Facsimile: (852) 2820 0700
     Telephone: (852) 2820 0727
     For the attention of Gregory Miao